UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

ADTALEM GLOBAL EDUCATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 West Monroe Chicago, Illinois	60661
(Address of registrant’s principal executive office)	(Zip code)

(866) 374-2678

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	AGTE	New York Stock Exchange, NYSE Chicago

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On February 12, 2021, Adtalem Global Education Inc. (the “Company”) announced that its wholly-owned subsidiary, Adtalem Escrow Corporation (the “Escrow Issuer”) priced its previously announced offering of $800,000,000 aggregate principal amount of 5.50% Senior Secured Notes due 2028 (the “Notes”). The Company anticipates that the consummation of the offering will occur on March 1, 2021, subject to customary closing conditions. The Company intends to use the net proceeds from the offering, along with other financing sources, to finance the purchase price payable in connection with the Company’s previously announced acquisition (the “Acquisition”) of Walden e-Learning, LLC and Walden University, LLC (collectively, “Walden”) and to pay related fees and expenses.

Upon consummation of the Acquisition, the Escrow Issuer will merge with and into the Company, with the Company continuing as the surviving corporation, and the Company will assume all of the Escrow Issuer's obligations under the Notes, the related indenture, any supplemental indentures thereto and the other applicable documents. Upon consummation of the Acquisition, the Notes will be guaranteed by certain of the Company’s subsidiaries that are or will be borrowers or guarantors under its credit facilities and certain of its other senior indebtedness, subject to certain exceptions (the “Guarantees”). Upon consummation of the Acquisition, the Notes and the Guarantees will be secured, subject to permitted liens and certain other exceptions, by first priority liens on the same collateral that secures the obligations under the Company’s senior secured credit facilities. The closing of the offering is not conditioned on the closing of the Acquisition. If the Acquisition is not consummated, the Escrow Issuer will be required to redeem the Notes at a price equal to 100% of the issue price of the Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date. Prior to the closing of the Acquisition, the Notes will be the sole obligation of the Escrow Issuer and will be secured only by the gross proceeds from the offering and certain other amounts deposited into an escrow account.

The notes being offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes are being offered, by the initial purchasers, only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This report is neither an offer to purchase nor a solicitation of an offer to sell any securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

Date: February 12, 2021	By:	/s/ Michael O. Randolfi
		Name:	Michael O. Randolfi
		Title:	Senior Vice President,
Chief Financial Officer
(Principal Financial Officer)